Summit Therapeutics Closes Fully-Subscribed
$100 Million Rights Offering

Menlo Park, CA, August 9, 2022 - Summit Therapeutics Inc. (NASDAQ: SMMT) (“Summit”, “we,” or the “Company”) today announced the successful closing of its fully-subscribed $100 million rights offering.

The rights offering resulted in the sale of approximately 103 million shares of the Company’s common stock, par value $0.01 at a price of $0.97 per share. The Company received aggregate gross proceeds from the rights offering of $100 million; expenses associated with the offering are estimated to be approximately $100 thousand, yielding net proceeds of roughly $99.9 million from the offering. After giving effect to the rights offering, Summit has approximately 201 million shares of common stock issued and outstanding.

Robert W. Duggan, Chairman and CEO, and Dr. Maky Zanganeh, Co-CEO and President, each acquired available shares in the offering. Updated positions of their shares held and their respective ownership percentages in Summit will be disclosed via Form 4 filings with the US Securities and Exchange Commission (“SEC”).

“A rights offering provides all stockholders with the opportunity to participate according to their proportional ownership share in Summit and avoid dilution to their current holdings, all while raising important capital funds for the Company,” stated Mr. Duggan. “Thank you to each shareholder who participated in our equity raise: we appreciate the confidence that you have in Team Summit. We are excited to continue in our mission to improve the condition of overall human health and this raise allows us to progress our work towards this important goal.”

A prospectus supplement relating to the offering was filed with the SEC on July 18, 2022 and is available on the SEC’s website. Subscription rights that were not exercised by 5:00 pm Eastern Time on August 8, 2022 have since expired.

Contact Summit Investor Relations:
Dave Gancarz
Head of Stakeholder Relations & Corporate Strategy
david.gancarz@summitplc.com

General Inquiries:
investors@summitplc.com

Summit Forward-looking Statements
Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the impact of the COVID-19 pandemic on the Company’s operations and clinical trials, potential acquisitions and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the results of our evaluation of the underlying data in connection with the topline results of our Phase III Ri-CoDIFy study evaluating ridinilazole, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, and global public health crises, including the coronavirus COVID-19 outbreak, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" section of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ridinilazole. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.